LIMITED WAIVER WITH RESPECT TO AMENDED AND RESTATED CREDIT AGREEMENT

     This LIMITED WAIVER WITH RESPECT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Waiver”) is entered into as of this 15th day of March, 2005, by NAVARRE CORPORATION, a Minnesota corporation (“Borrower”), the Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (the “Agent”) for itself and the Lenders under and as defined in the Credit Agreement (as hereinafter defined), and the Lenders. Unless otherwise specified herein, capitalized terms used in this Waiver shall have the meanings ascribed to them by the Credit Agreement.

RECITALS

     WHEREAS, the Borrower, the Credit Parties, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of June 18, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

     WHEREAS, the Borrower, the Credit Parties, the Agent and the Lenders have agreed to waive certain provisions of the Credit Agreement as set forth herein.

     NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Parties, the Agent, and Lenders hereby agree as follows:

SECTION 1. Limited Waivers.

     (a) The Agent and the Lenders hereby waive the provisions of Section 6.3(a) of the Credit Agreement to the extent, and solely to the extent, necessary to permit the Borrower to incur on or prior to May 31, 2005 unsecured Indebtedness in an aggregate amount not to exceed $125,000,000 on terms and subject to conditions substantially similar to the terms and conditions set forth in the Description of Notes that was delivered to the Agent on the date hereof (the foregoing transaction is referred to herein as the “Senior Notes Issuance”).

     (b) As long as no Default or Event of Default has occurred and is continuing at the time of the Encore Stock Purchase (as defined below) and after giving effect thereto, the Agent and the Lenders hereby waive the provisions of Sections 6.2 and 6.5 of the Credit Agreement to the extent, and solely to the extent, necessary to permit the purchase by Borrower all of the Stock of Encore Software owned by Michael Bell on or prior to May 31, 2005 for an aggregate purchase price consisting solely of (i) an amount not to exceed $1,000,000 payable in cash, and (ii) up to a maximum of 600,000 shares of common Stock of Borrower, in each case pursuant to and in accordance with a stock purchase agreement and other related agreements, documents, opinions, certificates, and other instruments, each of which shall be in form and substance satisfactory to the Agent (the foregoing transaction is referred to herein as the “Encore Stock Purchase”); provided, that promptly upon the consummation of the Encore Stock Purchase, Borrower shall pledge to the Agent, for the benefit of the Agent and the Lenders, all of the Stock acquired by Borrower pursuant to the Encore Stock Purchase as additional collateral security for the Obligations pursuant to documentation in form and substance satisfactory to the Agent.

     (c) The Agent and the Lenders hereby waive the provisions of Section 6.7 of the Credit Agreement to the extent, and solely to the extent, necessary to permit the Borrower to place the net proceeds received by Borrower from the Senior Notes Issuance (the “Senior Notes Proceeds”) in an investment account (the “Securities Account”) and grant to the trustee for the holders of the notes issued pursuant to the Senior Notes Issuance (the “Trustee”) a first priority perfected security interest in such Securities Account pursuant to an account control agreement (the “Account Control Agreement”) (which shall be in form and substance satisfactory to the Agent) by and among the Borrower, the Trustee and a securities intermediary until the earlier of (i) the time at which the FUNimation Acquisition is consummated or (ii) the time at which the Senior Notes Proceeds are returned to the Trustee, in each case pursuant to the Account Control Agreement.

SECTION 2. Effectiveness. The effectiveness of this Waiver is subject to the satisfaction of each the following conditions precedent:

     (a) this Waiver shall have been duly executed and delivered by the Borrower, the Credit Parties, the Agent and each Lender; and

     (b) the representations and warranties contained herein shall be true and correct in all respects.

SECTION 3. Representations and Warranties. In order to induce the Agent and each Lender to enter into this Waiver, each Credit Party hereby represents and warrants to the Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Waiver, that:

     (a) all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct as of the date hereof after giving effect to this Waiver (determined as if all references to “Closing Date” were references to March 15, 2005), except to the extent that any such representations and warranties expressly relate to an earlier date;

     (b) the execution, delivery and performance by such Credit Party of this Waiver has been duly authorized by all necessary corporate action required on its part and this Waiver, and the Credit Agreement is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

     (c) neither the execution, delivery and performance of this Waiver by such Credit Party, the performance by such Credit Party of the Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case

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to the extent such conflict or breach has been waived herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and

     (d) no Default or Event of Default has occurred and is continuing.

SECTION 4. Reference to and Effect Upon the Credit Agreement.

     (a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

     (b) The waivers set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Waiver shall be construed in connection with and as part of the Credit Agreement.

SECTION 5. Costs And Expenses. As provided in Section 11.3 of the Credit Agreement, the Borrower agrees to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Waiver.

SECTION 6. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

SECTION 7. Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute part of this Waiver for any other purposes.

SECTION 8. Counterparts. This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(signature page follows)

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver as of the date first written above.

BORROWER: NAVARRE CORPORATION
By:	/s/ James G. Gilbertson
Name:	James G. Gilbertson
Title:	Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ Leeanne C. Manning
Name:	Leeanne C. Manning
Title:	Duly authorized signatory

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[Signature Page To Limited Waiver With Respect To Credit Agreement]

     IN WITNESS WHEREOF, this Waiver has been duly executed as of the date first written above by below Persons in their capacity as Credit Parties not as Borrower.

ENCORE SOFTWARE, INC., as Credit Party
By:	/s/ James G. Gilbertson
Name:	James G. Gilbertson
Title:	Chief Administrative Officer

BCI ECLIPSE COMPANY, LLC, as Credit Party
By:	/s/ James G. Gilbertson
Name:	James G. Gilbertson
Title:	Chief Administrative Officer

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[Signature Page To Limited Waiver With Respect To Credit Agreement]